                                                                EXHIBIT 4(m)



           _________________________________________________________



                              GUARANTEE AGREEMENT


                             CMS Energy Corporation

                                      and

                              The Bank of New York


                    Relating to the Trust Preferred Securities of

                               CMS Energy Trust V


                           Dated as of ________, 2001

           _________________________________________________________

                             CROSS REFERENCE TABLE*



Section of Trust                                                     Section of
Indenture Act of                                                      Guarantee
1939, as amended                                                      Agreement

310(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1(a)
310(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.1(c), 2.8
310(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2(b)
311(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2(b)
311(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2(a)
312(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2(b)
313 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.4
314(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
314(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.5
314(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
314(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1, 2.5, 3.2
314(f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.2
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.1(d)
315(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.7
315(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.1
315(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.1(d)
316(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1, 2.6, 5.4
316(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.3
317(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
317(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1(b)
318(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1
318(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1(a)





----------------------------------

* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                               TABLE OF CONTENTS


                                                                                                              Page
                                                            ARTICLE 1                                         ----
                                                           DEFINITIONS


SECTION 1.1.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

                                                            ARTICLE 2
                                                       TRUST INDENTURE ACT

SECTION 2.1.    Trust Indenture Act; Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
SECTION 2.2.    List of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
SECTION 2.3.    Reports by the Guarantee Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
SECTION 2.4.    Periodic Reports to Guarantee Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
SECTION 2.5.    Evidence of Compliance with Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . .  6
SECTION 2.6.    Events of Default; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
SECTION 2.7.    Event of Default; Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
SECTION 2.8.    Conflicting Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

                                                            ARTICLE 3
                                        POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

SECTION 3.1.    Powers and Duties of the Guarantee Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .  8
SECTION 3.2.    Certain Rights of Guarantee Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
SECTION 3.3.    Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                                                            ARTICLE 4
                                                        GUARANTEE TRUSTEE

SECTION 4.1.    Guarantee Trustee; Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
SECTION 4.2.    Appointment, Removal and Resignation of the Guarantee Trustee . . . . . . . . . . . . . . . . 14

                                                            ARTICLE 5
                                                            GUARANTEE

SECTION 5.1.    Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

SECTION 5.2.              Waiver of Notice and Demand . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
SECTION 5.3.              Obligations Not Affected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
SECTION 5.4.              Rights of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 5.5.              Guarantee of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
SECTION 5.6.              Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
SECTION 5.7.              Independent Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

                                                                    ARTICLE 6
                                                           COVENANTS AND SUBORDINATION

SECTION 6.1.              Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
SECTION 6.2.              Certain Covenants of the Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

                                                                    ARTICLE 7
                                                                   TERMINATION

SECTION 7.1.              Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

                                                                    ARTICLE 8
                                                                  MISCELLANEOUS

SECTION 8.1.              Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 8.2.              Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
SECTION 8.3.              Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
SECTION 8.4.              Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
SECTION 8.5.              Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
SECTION 8.6.              Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

                              GUARANTEE AGREEMENT


                  This GUARANTEE AGREEMENT, dated as of ________, 2001, is executed and delivered by CMS Energy Corporation, a Michigan corporation (the "Guarantor") and The Bank of New York, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Trust Preferred Securities (as defined herein) of CMS Energy Trust V, a Delaware statutory business trust (the "Issuer").

                  WHEREAS, the Trust Preferred Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer's Common Securities (as defined below), will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor which will be deposited with The Bank of New York, as Property Trustee under the Trust Agreement, as trust assets;

                  WHEREAS, as incentive for the Holders to purchase Trust Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Trust Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

                   WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee") in substantially identical terms to this Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if an event of default (as defined in the Indenture (as defined herein)), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments (as defined in the Common Securities Guarantee) under the Common Securities Guarantee shall be subordinated to the rights of Holders of Trust Preferred Securities to receive Guarantee Payments (as defined herein) under this Guarantee;


                   NOW, THEREFORE, in consideration of the purchase by each Holder of Trust Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Trust Preferred Securities.

                                  ARTICLE 1
                                 DEFINITIONS

                   SECTION 1.1.  Definitions.  As used in this
Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

                   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct common control with such specified Person, provided, however, that an Affiliate of the Guarantor shall not be deemed to include the Issuer. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled' have meanings correlative to the foregoing.

                   "Common Securities" means the securities representing common beneficial interests in the assets of the Issuer.

                   "Common Stock" shall mean the common stock, par value $.01, per share, of the Guarantor.

                   "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received written notice of default and shall not have cured such default within 60 days after receipt of such notice.

                   "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Trust Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Trust Preferred Securities, to the extent the Issuer shall have funds on hand available therefor at such time, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to the Trust Preferred Securities called for redemption by the Issuer to the extent the Issuer shall have funds on hand available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer, unless Debentures are distributed to the Holders, the lesser of (a) the aggregate of the liquidation preference of $50 per Preferred Security plus accrued and unpaid Distributions on the Trust Preferred Securities to the date of payment to the extent the Issuer shall have funds on hand available to make such payment and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

                   "Guarantee Trustee" means The Bank of New York, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

                   "Holder" means any holder, as registered on the books and records of the Issuer, of any Trust Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Trust Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee or any Affiliate of the Guarantor or the Guarantee Trustee.

                   "Indenture" means the Indenture dated as of ________, 2000, as supplemented and amended between the Guarantor and The Bank of New York, as trustee.

                   "List of Holders" has the meaning specified in Section 2.2
(a).

                   "Majority in Liquidation Preference of the Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more than 50% of the liquidation preference of all the outstanding Trust Preferred Securities issued by the Issuer.

                   "Officers' Certificate" means, with respect to any Person, a certificate signed by (i) the Chairman, Chief Executive Officer, President or a Vice President, and by (ii) the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                   (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                   (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                   (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                   (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                   "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                   "Responsible Officer" means, with respect to the Guarantee Trustee, any Executive Vice President, Senior Vice President, any First Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer or any other officer of the Corporate Trust Services Division of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                   "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under
Section 4.1.

                   "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE 2
                              TRUST INDENTURE ACT

                   SECTION 2.1. Trust Indenture Act; Application. (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

                   (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                   SECTION 2.2. List of Holders. (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (unless the Guarantee Trustee is acting as Securities Registrar with respect to the Debentures under the Indenture) (i) semi-annually, on or before January 15 and July 15 of each year, a list, in such form as the Guarantee Trustee may reasonably re-quire, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee. Notwithstanding the foregoing, the Guarantor shall not be obligated to provide such List of Holders at any time the Trust Preferred Securities are represented by one or more Global Certificates (as defined in the Indenture). The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                              (b)  The Guarantee Trustee shall comply with its
obligations under Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

                              SECTION 2.3.  Reports by the Guarantee Trustee.
On or before July 15, of each calendar year, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

                              SECTION 2.4.  Periodic Reports to Guarantee
Trustee. The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

                              SECTION 2.5.  Evidence of Compliance with
Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in
Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

                              SECTION 2.6.  Events of Default; Waiver.  The
Holders of a Majority in Liquidation Preference of the Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

                              SECTION 2.7.  Event of Default; Notice.  (a)  The
Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                              (b)  The Guarantee Trustee shall not be deemed to
have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Trust Agreement shall have obtained written notice, of such Event of Default.

                              SECTION 2.8.  Conflicting Interests.  The Trust
Agreement and the Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE 3
               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

                              SECTION 3.1.  Powers and Duties of the Guarantee
Trustee. (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                              (b)  If an Event of Default actually known to the
Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

                              (c)  The Guarantee Trustee, before the occurrence
of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to the Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                              (d)  No provision of this Guarantee Agreement
shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred;

                              (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                              (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

                          (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                          (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Preference of the Securities relating to the time, method and place of con-ducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                          (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

                              SECTION 3.2.  Certain Rights of Guarantee
        Trustee.  (a)  Subject to the provisions of Section 3.1:

                              (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, proxy, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                              (ii)  Any direction or act of the Guarantor
                          contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

                              (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

                              (iv)  The Guarantee Trustee may consult with
                          legal counsel, and the advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

                              (v)  The Guarantee Trustee shall be under no
                          obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this
                          Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                              (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                              (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys or any Affiliate, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

                              (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a Majority in Liquidation Preference of the Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

                              (b)  No provision of this Guarantee Agreement
shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

                              SECTION 3.3.  Indemnity.  The Guarantor agrees to
indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payment as a result of any amount due to it under this Guarantee Agreement.


                                   ARTICLE 4
                               GUARANTEE TRUSTEE

                              SECTION 4.1.  Guarantee Trustee; Eligibility. (a)
There shall at all times be a Guarantee Trustee which shall:

                              (i)  not be an Affiliate of the Guarantor; and

                              (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture

                          Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                              (b)  If at any time the Guarantee Trustee shall
cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                              (c)  If the Guarantee Trustee has or shall
acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                              SECTION 4.2.  Appointment, Removal and
Resignation of the Guarantee Trustee. (a) Subject to Section 4.2(b) the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

                              (b)  The Guarantee Trustee shall not be removed
until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

                              (c)  The Guarantee Trustee appointed hereunder
shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by an instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

                              (d)  If no Successor Guarantee Trustee shall have
been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.


                                   ARTICLE 5
                                   GUARANTEE

                              SECTION 5.1.  Guarantee.  The Guarantor
irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert other than the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

                              SECTION 5.2.  Waiver of Notice and Demand.  The
Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                              SECTION 5.3.  Obligations Not Affected.  The
obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                              (a) the release or waiver, by operation of law or
otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Trust Preferred Securities to be performed or observed by the Issuer;

                              (b)  the extension of time for the payment by the
Issuer of all or any portion of the Dis-tributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Trust Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Trust Preferred Securities;

                              (c)  any failure, omission, delay or lack of
diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Trust Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                              (d)  the voluntary or involuntary liquidation,
dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                              (e)  any invalidity of, or defect or deficiency
in, the Trust Preferred Securities;

                              (f)  the settlement or compromise of any
obligation guaranteed hereby or hereby incurred; or

                              (g)  any other circumstance whatsoever that might
otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                              There shall be no obligation of the Holders or
the Guarantee Trustee to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

                              SECTION 5.4.  Rights of Holders.  The Guarantor
expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee

Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Preference of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person; and (v) if an Event of Default with respect to the Debentures constituting the failure to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable has occurred and is continuing, then any Holder shall have the right, which is absolute and unconditional, to proceed directly against the Guarantor to obtain Guarantee Payments without first waiting to determine if the Guarantee Trustee has enforced this Guarantee Agreement or instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person.

                              SECTION 5.5.  Guarantee of Payment.  This
Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Debentures to Holders as provided in the Trust Agreement.

                              SECTION 5.6.  Subrogation.  The Guarantor shall
be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.1; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the

Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

                              SECTION 5.7.  Independent Obligations.  The
Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Trust Preferred Securities and that the Guarantor shall be liable as principal and as debt or hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                                   ARTICLE 6
                          COVENANTS AND SUBORDINATION

                              SECTION 6.1.  Subordination.  The Guarantee
Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all liabilities of the Guarantor and pari passu with any guarantee now or hereafter entered into by the Guarantor in respect of the Common Securities or of any preferred or preference stock of any affiliate of the Guarantor.

                              SECTION 6.2.  Certain Covenants of the Guarantor.
(a) Guarantor covenants and agrees that if and so long as (i) the Issuer is the holder of all the Debentures, (ii) a Tax Event (as defined in the Trust Agreement) in respect of the Issuer has occurred and is continuing and (iii) the Guarantor has elected, and has not revoked such election, to pay Additional Sums (as defined in the Trust Agreement) in respect of the Trust Preferred Securities and Common Securities, the Guarantor will pay to the Issuer such Additional Sums.

                              (b)  The Guarantor covenants and agrees that it
will not, and will not permit any subsidiary of the Guarantor to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Guarantor that rank pari passu with or junior to the

Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Guarantor where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) payments under this Agreement, (c) purchases of Common Stock related to the issuance of Common Stock under any of the Guarantor's benefit plans for its directors, officers or employees, (d) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one series or class of the Guarantor's capital stock for another series or class of the Guarantor's capital stock and (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time (i) there shall have occurred any event of which the Guarantor has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Debentures and (b) in respect of which the Guarantor shall not have taken reasonable steps to cure, (ii) the Guarantor shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Guarantor shall have given notice of its selection of an Extension Period (as defined in the Indenture) with respect to the Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

                              (c)  The Guarantor covenants and agrees (i) to
maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors which are permitted by the Indenture may succeed to the Guarantor's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate the Issuer, except (a) in connection with a distribution of the Debentures to the holders of the Trust Preferred Securities in liquidation of the Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purpos-es, (iv) for so long as Trust Preferred Securities are outstanding, not to convert Debentures except pursuant to a notice of conversion delivered to the Conversion Agent (as defined in the Trust Agreement) by a Holder, (v) to maintain the reservation for issuance of the number of shares of Common Stock that would be required from time to time upon the conversion of all the Debentures then outstanding, (vi) to deliver shares of Common Stock upon an election by the Holders to convert such Trust Preferred Securities into Common Stock and (vii) to honor all obligations relating to the conversion or exchange of the Trust Preferred Securities into or for Common Stock or Debentures.


                                   ARTICLE 7
                                  TERMINATION

                              SECTION 7.1.  Termination.  This Guarantee
Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Trust Preferred Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Trust Preferred Securities, (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer or (iv) upon the distribution, if any, of Common Stock the holders of the Trust Preferred Securities in respect of the conversion of all such holders' Trust Preferred Securities into Common Stock. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Trust Preferred Securities or this Guarantee Agreement.


                                   ARTICLE 8
                                 MISCELLANEOUS

                              SECTION 8.1.  Successors and Assigns.  All
guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Trust Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article Nine of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

                              SECTION 8.2.  Amendments.  Except with respect to
any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Preference of the Securities. The provisions of Article 6 of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval. The Guarantor shall furnish the Guarantee Trustee with an Officers' Certificate and an Opinion of Counsel to the effect that any amendment of this Agreement is authorized and permitted.

                              SECTION 8.3.  Notices.  Any notice, request or
other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows: (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

                             CMS Energy Corporation
                             Fairlane Plaza South
                             330 Town Center Drive, Suite 1100
                             Dearborn, MI  48126
                             Phone No.:      (313) 436-9200
                             Facsimile No.:  (313) 436-9225
                             Attention:  General Counsel

                              (b)  if given to the Issuer, in care of the
Guarantee Trustee, at the Issuer's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may give notice of to the Holders:

                             CMS Energy Financial Trust V
                             c/o CMS Energy Corporation
                             Fairlane Plaza South
                             330 Town Center Drive, Suite 1100
                             Dearborn, MI  48126
                             Phone No.:      (313) 436-9200

                          Facsimile No.:  (313) 436-9225
                          Attention:  General Counsel

     with a copy to:

                          The Bank of New York
                          101 Barclay Street
                          Floor 21W
                          New York, New York  10286
                          Phone No.:      [To Come]
                          Facsimile No.:  [To Come]
                          Attention:  [To Come]

                              (c)  if given to any Holder, at the address set
forth on the books and records of the Issuer.

                              All notices hereunder shall be deemed to have
been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                              SECTION 8.4.  Benefit.  This Guarantee Agreement
is solely for the benefit of the Holders and is not separately transferable from the Trust Preferred Securities.

                              SECTION 8.5.  Interpretation.  In this Guarantee
Agreement, unless the context otherwise requires:

                          (a)  capitalized terms used in this Guarantee
Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.1;

                          (b)  a term defined anywhere in this Guarantee
Agreement has the same meaning throughout;

                          (c)  all references to "the Guarantee Agreement" or
"this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

                          (d)  all references in this Guarantee Agreement to
Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

                          (e)  a term defined in the Trust Indenture Act has
the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

                          (f)  a reference to the singular includes the plural
and vice versa; and

                          (g)  the masculine, feminine or neuter genders used
herein shall include the masculine, feminine and neuter genders.

                              SECTION 8.6.  Governing Law.  THIS GUARANTEE
AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                              This instrument may be executed in any number of
counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                              THIS GUARANTEE AGREEMENT is executed as of the
day and year first above written.


                                                CMS ENERGY CORPORATION



                                                By: ____________________________
                                                    Name:
                                                    Title:


                                                THE BANK OF NEW YORK, as
                                                Guarantee Trustee



                                                By: ____________________________
                                                    Name:
                                                    Title: